Exhibit 10.2

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of January 30, 2017, by and among Keysight Technologies, Inc., a Delaware corporation (“Parent”), Ixia, a California corporation (the “Company”), and the shareholders of the Company set forth on Schedule A hereto (each a “Shareholder” and, collectively the “Shareholders”, and together with Parent and the Company, the “parties”).

WHEREAS, Parent and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of a wholly owned subsidiary of Parent to be formed promptly after the date hereof (“Merger Sub”) with and into the Company (the “Merger”), with the Company to survive the Merger as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

WHEREAS, each Shareholder beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) the number of shares of common stock, without par value, of the Company (“Common Stock”) set forth opposite such Shareholder’s name on Schedule A hereto as of the date hereof (the “Existing Shares”); and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, each Shareholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1       Voting.  From and after the date hereof until the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, (c) the Board of Directors of the Company effecting a Company Adverse Recommendation Change and (d) the entry without the prior written consent of the Shareholders into any amendment or modification of the Merger Agreement, or any written waiver of the Company’s rights under the Merger Agreement made in connection with a request from Parent, in each case, which results in a decrease in, or change in the composition of, the Merger Consideration payable to any Shareholder (such earliest date, the “Expiration Date”), each Shareholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, or in connection with any written consent of the Company’s shareholders, the Shareholder will (i) appear at such meeting or otherwise cause all of its Existing Shares and other shares of Common Stock over which it has acquired beneficial ownership after the date hereof

(including any shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options, warrants or other rights to acquire Common Stock or the conversion of any convertible securities or otherwise) (collectively, the “New Shares”, and together with the Existing Shares, the “Shares”), which it beneficially owns as of the applicable record date, to be counted as present at the meeting for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval of the Merger Agreement and the principal terms of the Merger, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s shareholders to a later date if such adjournment or postponement is (1) with the written consent of Parent, (2) for the absence of a quorum, (3) to allow additional solicitation of votes in order to obtain the Company Shareholder Approval, or (4) as required by Law (in each such case only for a period of not more than thirty (30) calendar days, individually or in the aggregate, and not past two (2) Business Days prior to the End Date), (C) against any action, proposal, transaction or agreement in favor of an Acquisition Proposal, including a Superior Proposal, without regard to the terms of such Acquisition Proposal or Superior Proposal, (D) against any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of its Subsidiaries, (E) against any sale, lease or transfer of all or substantially all of the assets of the Company or any of its Subsidiaries, (F) against any reorganization, recapitalization, extraordinary dividend, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, (G) against any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries, (H) to the extent submitted to a shareholder vote, against any change in the business management or Board of Directors of the Company (other than as directed by Parent) and (I) against any action, proposal, transaction or agreement that is intended to or would (1) result in an inaccuracy of any representation or warranty, or a breach of any covenant, or any other obligation or agreement, of the Company contained in the Merger Agreement, or of a Shareholder contained in this Agreement, or (2) prevent, materially impede, materially delay or otherwise materially and adversely affect the Company’s, Parent’s or Merger Sub’s ability to timely consummate the transactions contemplated by the Merger Agreement, including the Merger (clauses (A) through (I), the “Required Votes”). Except as explicitly set forth in this Section 1.1, nothing in this Agreement shall limit the right of each Shareholder to vote (including by proxy or written consent, if applicable) in favor of, against or abstain with respect to any other matters presented to the Company’s shareholders.

Section 1.2       Grant of Irrevocable Proxy; Appointment of Proxy.

(a) From and after the date hereof until the Expiration Date, each Shareholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee thereof as such Shareholder’s proxy and attorney-in-fact (with full power of substitution) in accordance with Section 705(e) of the California General Corporation Law, for and in the name, place and stead of such Shareholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Shares owned by such Shareholder as of the applicable record date in accordance with the Required Votes; provided that each Shareholder’s grant of the proxy contemplated by this Section 1.2 shall be effective if, and only if, such Shareholder has not delivered to the Company prior to the meeting at which any of the matters described in Section 1.1 are to be considered, a duly executed irrevocable proxy card directing that the Shares of such Shareholder be voted in accordance with the Required Votes; provided, further, that any grant of such proxy shall only entitle Parent or its designee to vote on the matters specified by Section 1.1(ii), and each Shareholder shall retain the authority to vote on all other matters.

(b) Each Shareholder hereby represents that any proxies heretofore given in respect of the Shares, if any, are revocable, and hereby revokes all such proxies.

(c) Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1.2, if it becomes effective, is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. The parties hereby further affirm that the irrevocable proxy, if it becomes effective, is coupled with an interest and is intended to be irrevocable until the Expiration Date, at which time it will terminate automatically, and any underlying appointment shall automatically be revoked and rescinded and of no force and effect, in each case without further action by any party. The proxy granted by the Shareholders herein shall survive the dissolution, bankruptcy, death or incapacity of any Shareholder. If for any reason any proxy granted herein is not irrevocable after it becomes effective, then the Shareholder granting such proxy agrees, until the Expiration Date, to vote, or to cause the holder of record on any applicable record date to vote, the Shares in accordance with the Required Votes. The parties agree that the foregoing is a voting agreement.

Section 1.3       Restrictions on Transfers.

(a) Absent the prior written consent of Parent (which consent may be granted or withheld in Parent’s sole discretion), each Shareholder hereby agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, (i) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of applicable Law or otherwise) (a “Transfer”), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding providing for the Transfer of any Shares (or any Rights attached thereto, or any economic interests therein), (ii) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto, or (iii) agree (whether or not in writing) to take any of the actions prohibited by the foregoing clause (i) or (ii). Any purported Transfer of Shares inconsistent with this Section 1.3 shall be null and void.

(b) The restrictions set forth in Section 1.3(a) shall not apply to: (i) in the case of any Shareholder that is a natural person, any Transfer of Shares by will or the laws of intestacy, or (ii) the Transfer of some or all Shares to any trust, partnership, corporation or limited liability company established and held for the direct or indirect benefit of the Shareholder or his family members; provided that, in each case, the transferee shall concurrently with such Transfer execute a customary joinder in form and substance reasonably satisfactory to Parent agreeing to be a “Shareholder” hereunder if such transferee is not already a party to this Agreement, and to perform all obligations as a Shareholder pursuant to this Agreement with respect to the Shares.

Section 1.4       Inconsistent Agreements.  Each Shareholder hereby covenants and agrees that, except for this Agreement, it (a) shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares and (b) shall not grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Shares.

ARTICLE II

NO SOLICITATION

Section 2.1       No Solicitation.

(a) Prior to the Expiration Date, each Shareholder (in its capacity as a shareholder of the Company) shall not, and shall cause (if applicable) each of its Affiliates and its and their respective directors, officers or employees not to, and shall use its reasonable best efforts to cause its and their other Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage, or knowingly facilitate any Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal, or the making or consummation thereof, (ii) other than to inform any Person of the existence of the provisions contained in this Section 2.1, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information in connection with, or enter into any Contract or other agreement or understanding with respect to, any Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal, or (iii) resolve or agree to do any of the foregoing; provided that nothing herein shall prohibit any Shareholder or any of its Affiliates or Representatives from participating in any discussions or negotiations with respect to such Shareholder’s willingness to enter into a voting agreement in connection with an Acquisition Proposal to the extent that the Company becomes permitted to take the actions set forth in clause (i) and clause (ii) of Section 5.02(b) of the Merger Agreement with respect to such Acquisition Proposal. Other than subject to the proviso in the foregoing sentence, from and after the execution of this Agreement, each Shareholder shall, and shall cause (if applicable) each of its Affiliates and direct its and their respective Representatives to immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal.

(b) Prior to the Expiration Date, each Shareholder shall promptly (and in any event within 24 hours following the date of receipt) advise Parent and the Company in writing in the event that it or any of its Affiliates, any of its or its Affiliates’ officers, directors or employees or, to the Shareholders’ knowledge, any of its or its Affiliates’ other Representatives receives any Acquisition Proposal, and in connection with such notice, provide to Parent and the Company the material terms and conditions (including the identity of the third party making any such Acquisition Proposal, indication or request, and copies of any related documentation, including any related financing commitments) of any such Acquisition Proposal.

(c) For purposes of this Agreement, the term “Affiliate” shall have the meaning assigned to it in the Merger Agreement; provided, that, for the avoidance of doubt, the Company shall not be deemed to be an Affiliate of any of the Shareholders.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1       Representations and Warranties of each Shareholder.  Each Shareholder represents and warrants to Parent as follows:

(a)      (i) Such Shareholder has full legal right, power and capacity to execute and deliver this Agreement, to perform Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby, (ii) this Agreement has been duly executed and delivered by such Shareholder and the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder and no other company actions or proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, and (iii) this Agreement constitutes the legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions; provided that if such Shareholder is married, and any of the Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, such Shareholder’s spouse, enforceable against such Shareholder’s spouse in accordance with its terms;

(b)      The execution and delivery of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any applicable Law or agreement binding upon such Shareholder or the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the SEC by such Shareholder or as would not impact such Shareholder’s ability to perform or comply with its obligations under this Agreement in any material respect;

(c)      (i) Such Shareholder beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) the Shares and (ii) such Shareholder (A) owns, beneficially and of record, or controls all of the Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under applicable federal or state securities laws), (B) has sole voting power, sole power of disposition, sole power to demand dissenters’ rights and sole power to agree to all of the matters set forth in this Agreement, each with respect to all of such Shareholder’s Shares, (C) does not own, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Existing Shares set forth on Schedule A hereto and any New Shares for which beneficial ownership is acquired after the date hereof, and (D) no Person other than such Shareholder has any right to direct or approve the voting or disposition of any of the Shares; provided, however, that each Shareholder may be deemed to share voting power and the power of disposition over its Shares with each other Shareholder; and

(d)      As of the date hereof, there is no Action pending or, to the knowledge of such Shareholder, threatened against such Shareholder before or by any Governmental Authority, except, as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Shareholder to perform its, his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 3.2       Representations and Warranties of Parent.  Parent represents and warrants to each Shareholder as follows:

(a)      (i) Parent has full legal right, power and capacity to execute and deliver this Agreement, to perform Parent’s obligations hereunder and to consummate the transactions contemplated hereby, (ii) this Agreement has been duly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and no other company actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, and (iii) this Agreement constitutes the legal, valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exceptions; and

(b)      the execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any applicable Law or agreement binding upon Parent, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the SEC by Parent or as would not impact such Parent’s ability to perform or comply with its obligations under this Agreement in any material respect.

Section 3.3       Covenants.  Each Shareholder hereby:

(a) irrevocably waives, and agrees not to exercise, any dissenters’ rights that such Shareholder may have with respect to the Shares pursuant to Chapter 13 of the California Corporation Code or otherwise;

(b) agrees to promptly notify Parent (and in any event within one (1) Business Day of such acquisition) of the number of any New Shares acquired by such Shareholder after the date hereof and prior to the Expiration Date. Any New Shares shall automatically be subject to the applicable terms of this Agreement as though owned by Shareholder on the date hereof;

(c) agrees to permit the Company to publish and disclose, including in filings with the SEC and in the press release announcing the transactions contemplated by the Merger Agreement, this Agreement and the Shareholders’ identity and ownership of the Shares and the nature of the Shareholders’ commitments, arrangements and understandings under this Agreement;

(d) agrees to permit Parent to publish and disclose, including in filings with the SEC and in the press release announcing the transactions contemplated by the Merger Agreement, this Agreement and the Shareholders’ identity and ownership of the Shares and the nature of the Shareholders’ commitments, arrangements and understandings under this Agreement;

(e) acknowledges that such Shareholder has received and reviewed a copy of the Merger Agreement and that each of Parent and Merger Sub is entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement;

(f) agrees not to take, agree or commit to take any action that would reasonably be expected to make any representation or warranty of such Shareholder contained in this Agreement inaccurate in any respect as of any time during the term of the Agreement;

(g) agrees and acknowledges that, upon the request of Parent, such Shareholder shall execute and deliver any additional documents and take, or cause to be taken, all actions, and to do, or cause to be done, all things as may reasonably be deemed by Parent to be necessary or desirable to fulfill such Shareholder’s obligations under this Agreement;

(h) shall and does authorize Parent or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares); provided that if Parent or its counsel gives such notification, it shall on the Expiration Date further notify the Company’s transfer agent that the stop transfer order (and all other restrictions) have terminated as of such date; and

(i) agrees that, prior to the Expiration Date, such Shareholder shall not bring, commence, institute, maintain, prosecute, join or voluntarily aid any Action in law or in equity, in any court or before any Governmental Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or the Merger Agreement or (ii) alleges that the execution and delivery of this Agreement by such Shareholder, either alone or together with any other voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Board of Directors of the Company, breaches any fiduciary duty of the Board of Directors of the Company or any member thereof.

ARTICLE IV

TERMINATION

This Agreement shall terminate without any further action by any party and be of no further force or effect on the Expiration Date, and neither Parent nor any of the Shareholders shall have any rights or obligations hereunder following the Expiration Date. Notwithstanding the preceding sentence, this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party of liability for any breach of this Agreement prior to the termination of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1      Expenses.  Whether or not the Merger is consummated, all costs, expenses and fees (including attorneys’ fees, if any) incurred in connection with the preparation, execution and delivery of this Agreement and compliance herewith, shall be paid by the party incurring or required to incur such expenses.

Section 5.2      No Ownership Interest.  Except as specifically provided herein, (a) all rights, ownership and economic benefits of and relating to a Shareholder’s Shares shall remain vested in and belong to such Shareholder and (b) Parent shall have no authority to exercise any power or authority to direct or control the voting or disposition of any Shares or direct such Shareholder in the performance of its duties or responsibilities as a shareholder of the Company. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

Section 5.3       Notices.  Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained) or (ii) on the next Business Day if transmitted by national overnight courier, in each case as follows:

if to Parent, to:

Keysight Technologies, Inc.

1400 Fountaingrove Parkway

Santa Rosa, CA 95403

Attention: Stephen D. Williams, General Counsel

Email: stephen_d_williams@keysight.com

Facsimile: (707) 540-6494with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention:       Ethan Klingsberg

                        Neil Markel

Facsimile:       (212) 225-3999

if to the Company, to:

Ixia

26601 West Agoura Road

Calabasas, CA 91302

Attention: Matt Alexander, General Counsel

Email: malexander@ixiacom.com

Facsimile: (818) 936-0462

with a copy (which shall not constitute notice) to:

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104

Attention:       Kenneth L. Henderson

                        Katherine F. Ashton

Facsimile:      (212) 541-1357

                        (310) 260-4154

if to the Shareholders, to:

Errol Ginsberg

c/o Ixia

26601 West Agoura Road

Calabasas, CA 91302

The Errol Ginsberg and Annette R. Michelson Family Trust

dated October 13, 1999

c/o Ixia

26601 West Agoura Road

Calabasas, CA 91302

Section 5.4       Amendments; Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Parent, the Company and each Shareholder, and (b) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.5       Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated (including by sale of stock, operation of applicable Law in connection with a merger or sale of substantially all the assets) by any of the parties hereto without the prior written consent of the other parties, except that Parent may assign, in its sole discretion, all or any of the rights, interests or obligations hereunder to any of its Affiliates. Any purported assignment inconsistent with this Section 5.5 shall be null and void.

Section 5.6       No Partnership, Agency, or Joint Venture.  This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 5.7       Entire Agreement.  This Agreement (including Schedule A hereto) and, to the extent referenced herein, the Merger Agreement, constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.8       No Third-Party Beneficiaries.  Each Shareholder and Parent agrees that (a) its representations, warranties, covenants and agreements set forth herein are solely for the benefit of Parent (in the case of a Shareholder) or each Shareholder (in the case of Parent), in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 5.9       Jurisdiction; Specific Enforcement; Waiver of Trial by Jury.

(a)      Each party hereby submits to the exclusive jurisdiction of the federal court in the Central District of California and any appellate courts therefrom, or if that court does not have subject matter jurisdiction, in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (the “Chosen Courts”), for any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof. Each Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such court. Each of the parties irrevocably and unconditionally waives and agrees not to plead or argue in any such court (i) that it is not personally subject to the jurisdiction of the Chosen Courts for any reason other than the failure to serve process in accordance with applicable Law, (ii) that it or its property is exempt or immune from jurisdiction of the Chosen Courts or from any legal process commenced in the Chosen Courts (including but not limited to service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable Law that (X) the suit, action, or proceeding in the Chosen Courts is brought in an inconvenient forum, (Y) the venue of such suit, action, or proceeding is improper, and (Z) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts. Each party agrees that notice or the service of process in any Action arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 5.3 or in any other manner permitted by applicable Law.

(b)      EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.10     Specific Performance; Remedies.  Each of the Shareholders agrees and acknowledges that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each of the Shareholders accordingly agrees that, without posting bond or other undertaking, Parent shall be entitled to seek injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any such action is brought in equity to enforce the provisions of this Agreement, no Shareholder will allege, and each Shareholder hereby waives the defense or counterclaim, that there is an adequate remedy at law.

Section 5.11      Governing Law.  This Agreement and any Actions arising out of or related to this Agreement or to the inducement of any party hereto to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the applicable Law of the State of Delaware, including all matters of construction, validity and performance, without regard to the conflicts of law rules of such State that would refer a matter to the laws of another jurisdiction; provided that matters relating to the Merger and the exercise of the dissenters’ rights shall be governed by the applicable Law of the State of California.

Section 5.12      Non-Survival of Representations and Warranties. The representations and warranties of the Shareholders contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

Section 5.13      Headings.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 5.14      Interpretation.  When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 5.15      Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party hereto has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 5.16      Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is unenforceable and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

Section 5.17      No Agreement as Director or Officer.  Notwithstanding any provision of this Agreement to the contrary, each Shareholder has entered into this Agreement in its capacity as a shareholder of the Company, and nothing in this Agreement shall limit, restrict or otherwise affect the ability of any Shareholder who is a director or officer of the Company to act, refrain from acting or vote on any matter, in each case, in his or her capacity as a director or officer of Company, or be construed to prohibit, limit or restrict such Shareholder who is a director or officer of the Company from exercising his or her fiduciary duties as a director or officer to the Company or its shareholders under applicable Law, including by causing the Company to exercise its rights under the Merger Agreement.

Section 5.18      Liability. The rights and obligations of each of the Shareholders under this Agreement shall be several and not joint. All references to actions to be taken by the Shareholders, or representations and warranties to be made, under this Agreement refer to actions to be taken or representations and warranties to be made by Shareholders acting severally and not jointly. Except for any liability for claims, losses, damages, liabilities or other obligations arising out of a Shareholder’s breach of or inaccuracy in its representations and warranties hereunder or failure to perform its obligations hereunder, Parent agrees that no Shareholder (in its capacity as a shareholder of Company) will be liable for claims, losses, damages, liabilities or other obligations resulting from or relating to the Merger Agreement, including any breach by Company of the Merger Agreement, and that Company shall not be liable for claims, losses, damages, liabilities or other obligations resulting from or related to any Shareholder’s breach of or inaccuracy in its representations and warranties hereunder or failure to perform its obligations hereunder. Except for (i) any liability for claims, losses, damages, liabilities or other obligations arising out of Parent’s breach of or inaccuracy in its representations and warranties hereunder or failure to perform its obligations hereunder and (ii) such Shareholder’s right to enforce the provisions of Section 5.06 (in his or her capacity as an Indemnified Party as defined in the Merger Agreement) and Article 2 of the Merger Agreement in accordance with Section 8.06 of the Merger Agreement, each Shareholder agrees that Parent will not be liable to such Shareholder for claims, losses, damages, liabilities or other obligations resulting from or relating to the Merger Agreement.

Section 5.19      No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in any other person any direct or indirect ownership or incident of ownership of or with respect to any Existing Shares. All rights, ownership and economic benefits of and relating to the Existing Shares shall remain vested in and belong to the holder thereof, and no other person shall have any authority to exercise any power or authority to direct any Shareholder in the voting of any of the Existing Shares except as provided in this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

KEYSIGHT TECHNOLOGIES, INC.

By:	/s/ Ronald S. Nersesian
Name:	Ronald S. Nersesian
Title:	President and CEO

[Signature Page to Voting and Support Agreement]

IXIA

By:	/s/ Matthew S. Alexander
Name:	Matthew S. Alexander
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Voting and Support Agreement]

/s/ Errol Ginsberg
Errol Ginsberg

[Signature Page to Voting and Support Agreement]

THE ERROL GINSBERG AND ANNETTE R. MICHELSON FAMILY TRUST DATED OCTOBER 13, 1999

By:	/s/ Errol Ginsberg
Errol Ginsberg, Trustee

By:	/s/ Annette R. Michelson
Annette R. Michelson, Trustee

[Signature Page to Voting and Support Agreement]

SCHEDULE A

Shareholder	Number of Existing Shares
Errol Ginsberg	776,461(1)(2)
The Errol Ginsberg and Annette R. Michelson Family Trust dated October 13, 1999	4,766,328
TOTAL	5,542,789

(1)	Includes 654,279 shares subject to options held by Mr. Ginsberg which are exercisable or become exercisable within 60 days after January 29, 2017.

(2)	Includes 257 shares subject to restricted stock units that vest within 60 days after January 29, 2017.